CONFIDENTIAL

Confidential Settlement Agreement and General Release of Claims

This Confidential Settlement Agreement and General Release of Claims (the "Agreement") is made between Era Group Inc. and Era Helicopters, LLC, on the one hand, and Airbus Helicopters, Inc. and Airbus Helicopters, S.A.S, on the other hand. Era Group Inc. and Era Helicopters, LLC are referred to collectively as "ERA," and Airbus Helicopters, Inc. and Airbus Helicopters, S.A.S are referred to collectively as "Airbus." ERA and Airbus may be referred to individually as a "Party," and they may collectively be referred to as the "Parties."

WHEREAS, various disputes arose among the Parties related to eleven Airbus Helicopters H225 aircraft with Serial Numbers 2680, 2691, 2685, 2732, 2760, 2777, 2809, 2821, 2825, 2690, and 2734 (collectively, "ERA's H225 Aircraft");

WHEREAS, on December 28, 2017, ERA filed a Third Amended Petition in the lawsuit styled ERA *Group Inc., and ERA Helicopters, LLC v. Airbus Helicopters, Inc., and Airbus Helicopters, S.A.S.*, Cause No. DC-16-15017, 116th Judicial District, Dallas County District Court, Dallas County, Texas (the "Litigation"). A copy of Plaintiffs' Third Amended Petition in the Litigation is attached hereto as Exhibit A and is incorporated herein by reference;

WHEREAS, the Parties, in mutual recognition of the uncertainties and expense involved in the Litigation and without any Party admitting fault, wish to finally and amicably settle the Litigation on the terms and conditions set forth below; and

NOW, THEREFORE, in consideration of the mutual promises and obligations set forth herein, and other good and valuable consideration, the Parties agree as follows, intending to be legally bound:

1. **Incorporation of Recitals:** The above recitals to this Agreement are incorporated herein.

2. **Settlement Consideration:**

a. ***Cash Payment***. A lump sum payment of $42,000,000.00 (Forty-Two-Million Dollars) is to be paid by or on behalf of Airbus to ERA within seven (7) business days after the Effective Date (the "Settlement Payment") with the following payment instructions:

Account Name:	Era Helicopters, LLC
Account Number:	4127905719
Bank ABA:	121000248
Bank Name:	Wells Fargo Bank, NA
Bank Address:	420 Montgomery San Francisco, CA 94104
SWIFT Code:	WFBIUS6S

b. ***Trade Credits***. ERA will receive a $7,775,000.00 (Seven-Million-Seven-Hundred-Seventy-Five-Thousand Dollar) trade account credit from Airbus that must be used by ERA within five (5) years from the Effective Date of this Agreement (the "Trade Account Credit"). ERA may use the Trade Account Credit for the purchase of aircraft, maintenance services, repairs, spare parts, training, and/or any other services available from Airbus.

3. **Dismissal with Prejudice:** ERA agrees to dismiss the Litigation with prejudice within two (2) business days after the Effective Date by filing an Agreed Order of Dismissal, executed by all parties, a form of which is attached hereto as Exhibit B and is incorporated herein by reference. Upon execution of the Agreement by the Parties, the Parties agree to immediately jointly call the court to advise that the Parties have amicably resolved the Litigation and ask that the trial date and all hearings and other matters on the calendar be vacated. The Parties agree to cooperate in the implementation of the Agreement with the court. Each Party waives and relinquishes any right to appeal or otherwise seek review or reconsideration of the dismissal of the Litigation.

4. **Fees and Expenses:** The Parties are responsible for their own costs, expenses, and attorneys' fees and expenses incurred in connection with the Litigation and/or this Agreement.

5. **Taxes:** ERA shall be solely responsible for any taxes due related to the Settlement Consideration.

6. **General Release:**

a. ERA, on behalf of itself and any entity or any person claiming by or through it (collectively, the "ERA Releasing Parties"), hereby generally releases Airbus, together with its respective current and former principals, officers, directors, managers, shareholders, employees, agents, consultants, parent companies, subsidiaries, affiliates, attorneys, trustees, trusts, trustors, settlors, accountants, insurers, predecessors, successors, or assigns (collectively, the "Airbus Released Parties") of debts, damages, demands, rights, obligations, promises, agreements, liabilities, suits, matters, issues, claims, cross-claims, warranties, promises, guaranties, representations, defenses, demands, complaints, grievances, controversies, costs, losses, rent, expenses (including attorneys' fees and expenses), which the ERA Releasing Parties had, have or may have as of the date of this Agreement related to ERA's H225 Aircraft or this Litigation (collectively, the "ERA Released Claims"). The ERA Released Claims include all causes of action of every nature and description whatsoever, in equity and law, under any municipal, local, state, or federal law (common or statutory), under the laws of any jurisdiction anywhere in the world, known or unknown, whether or not concealed or hidden, asserted or that might have been asserted in the Litigation (including, without limitation, fraudulent inducement, breach of warranty, breach of implied warranty of merchantability, breach of implied warranty of fitness for a particular purpose, unjust enrichment, fraud, negligent misrepresentation, breach of contract, claims for tort, negligence, gross negligence, nondisclosure, or violations of any local, state, or federal or foreign statutes, rules or regulations or common law), which the ERA Releasing Parties had, have, or may have against any of the Airbus Released Parties, related to ERA's H225 Aircraft or the Litigation as of the date of execution of this Agreement. It is expressly understood that, as of the date of this Agreement, ERA may have suffered detriments and/or damages as a result of conduct, acts, or omissions arising from or related to the Litigation

that are unknown at this time and that such are included in the ERA Released Claims. ERA represents and warrants that it has not assigned any of the rights in connection with the ERA Released Claims. ERA has no knowledge of any other person or entity having any rights to the ERA Released Claim. **Nothing in this Paragraph shall prevent the Parties from enforcing the terms of this Agreement.**

b. Notwithstanding the foregoing, the ERA Released Claims as defined herein shall not include any amount owed by Airbus to Era Leasing LLC (in an amount not to exceed € 439,880) in connection with the exit of the H225 bearing serial number 2732 from Airbus OGAP coverage following termination of the lease between Era Leasing LLC and Bond Offshore Helicopters for that helicopter.

7. **Freely Negotiated Agreement and Consultation With Counsel:** Each of the Parties understands and acknowledges that this Agreement contains releases and each of them understands and acknowledges that it has had the opportunity to retain independent counsel to represent it in connection with its consideration of this Agreement and has done so. The Parties represent and warrant that each of them is a sophisticated party that has undertaken its own investigation of the facts and is relying solely upon its own knowledge and the advice of counsel and is not relying on any statement by the other Party, and each Party waives any claims that it was induced to enter this Agreement by fraud. The Parties further represent and warrant to each other that they have each consulted with independent counsel and other advisors with respect to the preparation, negotiation, and execution of this Agreement to the extent they deemed such consultation necessary or appropriate. The Parties, therefore, stipulate and agree that this Agreement shall not be construed against any Party as the drafter thereof. All provisions of this Agreement have been negotiated by the Parties at arms' length, and the Parties therefore stipulate and agree that no Party shall be deemed the scrivener of this Agreement. The Parties further agree and direct that the rule of contract construction providing that ambiguous contract terms should be interpreted against the drafting party shall not apply nor be applied to this Agreement. Words used in this Agreement of any gender or neuter shall be construed to include any other gender or neuter where appropriate. Words used in this Agreement that are either singular or plural shall be construed to include the other where appropriate. The Parties acknowledge that they have read this Agreement and understand all of its terms and that this Agreement is executed voluntarily, without duress, and with full knowledge of its legal significance.

8. **Covenant Not To Sue:** ERA forever waives, releases, and covenants not to sue or file or assist with suing or filing any lawsuit or claim against Airbus with any court, governmental agency or other entity based on ERA Released Claims, whether known or unknown at the time of execution.

9. **Agreement Not to Participate:** ERA agrees not to participate in, assist in the preparation of, or otherwise involve itself in any litigation brought by a third party against Airbus with respect to any ERA H225 Aircraft sold, leased, or otherwise transferred by ERA to a third-party, including without limitation any and all claims described in, arising out of, or in any way related to the Litigation.

10. **Limited Indemnification:** ERA agrees to provide a right of limited indemnity to Airbus against claims, lawsuits, actions, or other proceedings based on allegedly false statements made by ERA concerning the H225's main gear box or second stage planet gears that are

asserted or brought against Airbus by any third party that, as of the date of this Agreement, has purchased one of ERA's H225 Aircraft ("Indemnified Claims"). As of the date of this agreement, ERA has sold two of its H225 Aircraft (those identified by serial numbers 2732 and 2809). ERA's obligation to indemnify Airbus shall be limited to the value of any judgment for liability resulting from Indemnified Claims and shall not to exceed $3.1 million for claims related to the H225 bearing serial number 2732 and $3.5 million for claims relating to the H225 bearing serial number 2809 (the purchase prices for those two aircraft).

11. **No Public Statement:** ERA shall not make any public statement concerning the Agreement, except for any information required to be disclosed by applicable law in a filing with the U.S. Securities and Exchange Commission.

12. **Non-Disparagement:** The Parties, and each of them, agree not to disparage each other in respect of the subject matter of the Litigation or this Agreement, including, without limitation, by directly or indirectly permitting, enabling, initiating, assisting, participating in, or encouraging any conduct (including, without limitation, oral or written statements, interviews, or speeches) that impugns, criticizes, or otherwise negatively reflects on the other regarding the subject matter of the Litigation or this Agreement. The Parties further agree that any breach or violation of this Non-Disparagement clause shall entitle the disparaged Party to initiate litigation under this Agreement for immediate damages caused by such breach, including but not limited to requesting injunctive relief. Notwithstanding the Mediation Provision in Paragraph 14 of this Agreement, the Parties agree that either Party may immediately enforce this promise in Texas state courts having equity jurisdiction in and for Dallas County, Texas or in the United States District Court for the Northern District of Texas, Dallas Division without posting a bond and without giving notice, to the maximum extent permitted by law.

13. **Confidentiality:** Except as otherwise provided in Section 11, ERA agrees that it will not at any time, without the prior written consent of Airbus, disclose any of the terms and provisions of this Agreement, except that ERA may disclose the terms and provisions of this Agreement:

a. to its affiliates, attorneys, accountants, and financial advisors and each Party further agrees that it will instruct its affiliates, attorneys, accountants and financial advisors that neither they, nor their partners, counsel, agents, employees, or representatives will discuss, report or in any manner suggest to any person or entity the terms of the resolution of this litigation; and

b. as required by law or compulsory legal process, but only to the extent so required and only after providing Airbus with prompt notice of such potential disclosure so as to permit the other Party a reasonable opportunity to oppose such disclosure by appropriate legal means.

14. **No Admission:** The Parties expressly deny all allegations of liability, fault, or wrongdoing whatsoever, and the Agreement shall not be deemed a presumption, concession or admission by any Defendant of any fault, liability or wrongdoing whatsoever. Rather, the Parties have entered into this Agreement to avoid the costs and expenses of the Litigation and with the intention to fully and finally settle all differences between them related to the Litigation.

15. **Venue:** Any disputes concerning this Agreement shall be exclusively heard in Dallas County, Texas. With respect to such proceedings only, the Parties irrevocably and unconditionally (a) submit to personal jurisdiction in Dallas County, Texas and consent to venue in Dallas County, Texas with respect to any such proceeding; (b) waive any objection to jurisdiction and venue in Texas; and (c) agree not to plead or claim in any such court that any such proceeding has been brought in an inconvenient forum.

16. **Governing Law:** This Agreement shall be exclusively governed and construed in accordance with the laws of the State of Texas, without regard to its conflict of laws or choice of laws rules and principles.

17. **Mediation:** If a dispute arises out of this Agreement, the Parties agree to mediate before resorting to litigation. The Party requesting mediation shall give sixty (60) days' notice before commencing mediation. The Parties shall mediate in good faith before the Honorable Harlan A. Martin (Ret.). The mediation process shall be confidential. If Judge Martin is not available, the Parties agree to mediate before a mutually agreeable JAMS mediator or by a mediator appointed by JAMS if the Parties cannot mutually agree on a mediator. The mediation shall occur in Dallas, Texas. The mediation fees shall be split equally between the Parties.

18. **Severability:** If any term or provision of this Agreement or the performance thereof shall be invalid or unenforceable to any extent, such invalidity or unenforceability shall not affect or render invalid any other provision of this Agreement, and this Agreement shall be valid and enforced to the fullest extent permitted by law.

19. **Notices:** Any notice, request, instruction, payment, or other document or communication required or permitted to be given under this Agreement shall be in writing and shall be deemed given upon delivery in person; upon being deposited with the U.S. Post Office, Federal Express, or such other recognized and reliable service for delivery to the addresses as follow below (or to such other address or addresses as may be specified in writing from time to time by any Party to the other Parties delivered in the manner provided herein); or upon being transmitted by facsimile, email, or by such other manner reasonably calculated to provide actual notice:

If to Era Group Inc. to:

Era Group Inc.
818 Town & Country Blvd., Suite 200
Attention: Tomas Johnston, Acting General Counsel
Facsimile: (888) 410-8320
tjohnston@erahelicopters.com

with courtesy copies (which shall not constitute notice) to:

Quinn Emanuel Urquhart & Sullivan, LLP
Attention: Messrs. Michael J. Lyle, Esq., Keith H. Forst, Esq.
1300 I Street NW, Suite 900
Washington, District of Columbia 20005
Facsimile: (202) 538-8100

mikelyle@quinnemanuel.com
keithforst@quinnemanuel.com

If to Era Helicopters, LLC to:

Era Group Inc.
818 Town & Country Blvd., Suite 200
Attention: Tomas Johnston, Acting General Counsel
Facsimile: (888) 410-8320
tjohnston@erahelicopters.com

with courtesy copies (which shall not constitute notice) to:

Quinn Emanuel Urquhart & Sullivan, LLP
Attention: Messrs. Michael J. Lyle, Esq., Keith H. Forst, Esq.
1300 I Street NW, Suite 900
Washington, District of Columbia 20005
Facsimile: (202) 538-8100
mikelyle@quinnemanuel.com
keithforst@quinnemanuel.com

If to Airbus Helicopters, Inc. to:

Kevin Cabaniss
Airbus Helicopters, Inc.
2701 N. Forum Dr.
Grand Prairie, Texas 75052
Facsimile: (972) 641-3550

with courtesy copies (which shall not constitute notice) to:

Sidley Austin LLP
Attention: Ms. Yvette Ostolaza, Esq. and Mr. Rob Velevis, Esq.
2021 McKinney Avenue
Suite 2000
Dallas, Texas 75201
Facsimile: (214) 981-3400
Yvette.Ostolaza@sidley.com
rvelevis@sidley.com

If to Airbus Helicopters, S.A.S. to:

Laurent Tagarian
Airbus Helicopters, S.A.S.
Bat Tertiaire
ZAC les Florides RD9
13700 Marignane

France

with courtesy copies (which shall not constitute notice) to:

Sidley Austin LLP
Attention: Ms. Yvette Ostolaza, Esq. and Mr. Rob Velevis, Esq.
2021 McKinney Avenue
Suite 2000
Dallas, Texas 75201
Facsimile: (214) 981-3400
Yvette.Ostolaza@sidley.com
rvelevis@sidley.com

20. **Authority of Signatories:** Each of the undersigned signatories represents and warrants that he or she has the full authority to execute this Agreement on behalf of the Party for which he or she is executing and to deliver the releases and make the representations and warranties described in this Agreement.

21. **Binding on Successors and Assigns:** This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns, and shall be enforceable against them in accordance with its terms. Notwithstanding the foregoing, the Parties may not assign any of their rights or obligations hereunder without the written consent of all the other Parties.

22. **Captions:** The captions in this Agreement are inserted for convenience of reference only and in no way define, describe, or limit the scope or intent of this Agreement or any provisions hereof.

23. **Signatures:** This Agreement may be signed in counterparts, each of which shall constitute an original, all collectively shall constitute a single agreement.

24. **Entire Agreement:** This Agreement constitutes the final, complete, and exclusive agreement and understanding between ERA and Airbus and supersedes any and all other agreements, written or oral, between ERA and Airbus with respect to H225 Aircraft other than the PBH contract for the H225 with serial number 2732.

25. **Amendment in Writing:** This Agreement may be amended or modified only by a written instrument that has been executed by all Parties signatory hereto. No waiver of any breach of this Agreement shall be construed as an implied amendment or agreement to amend or modify any paragraph of this Agreement.

26. **Incorporation of Exhibits:** All Exhibits to this Agreement are expressly incorporated in this Agreement by Reference.

27. **Effective Date:** This Agreement shall become effective when the Agreement has been duly executed by all Parties (the "Effective Date").

WHEREFORE, the parties have accepted this Agreement as of the **July 3, 2018**.

Era Group Inc.	*Airbus Helicopters, Inc.*
By:__________	By: Kevin Cabaniss
Name: __________	Name: Kevin Cabaniss
Its: __________	Its: VP, Legal Affairs
Dated: __________	Dated: 3 July 2018
Era Helicopters, LLC	*Airbus Helicopters, S.A.S.*
By:__________	By:__________
Name: __________	Name: __________
Its: __________	Its: __________
Dated: __________	Dated: __________

CONFIDENTIAL

WHEREFORE, the parties have accepted this Agreement as of the **July 3, 2018**.

Era Group Inc.

By:____________________

Name: ____________________

Its: ____________________

Dated: ____________________

Airbus Helicopters, Inc.

By:____________________

Name: ____________________

Its: ____________________

Dated: ____________________

Era Helicopters, LLC

By:____________________

Name: ____________________

Its: ____________________

Dated: ____________________

Airbus Helicopters, S.A.S.

By:____________________

Name: Jean-Pascal Meo

Its: Senior Vice President & General Counsel

Dated: 3 July 2018

WHEREFORE, the parties have accepted this Agreement as of the **July 3, 2018**.

Era Group Inc.

By: [signature]

Name: Jennifer Whalen

Its: Senior Vice President & CFO

Dated: July 3, 2018

Era Helicopters, LLC

By: [signature]

Name: Jennifer Whalen

Its: Senior Vice President & CFO

Dated: July 3, 2018

Airbus Helicopters, Inc.

By: ____________________

Name: ____________________

Its: ____________________

Dated: ____________________

Airbus Helicopters, S.A.S.

By: ____________________

Name: ____________________

Its: ____________________

Dated: ____________________